Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES MULTI-YEAR STRATEGIC

PARTNERSHIP WITH BUNKER ONE

-Vertex and Bunker One Enter into 10-Year Marine Fuel Joint Supply and Marketing Agreement (JSMA)-

-Bunker One Purchases 2.9 million shares from Preferred B1 holders, Converts to Common Equity-

-Bunker One To Share The Net Profits of Their North American Marine Fuel Bunkering Business with Vertex-

HOUSTON, TX, January 13, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced a strategic agreement with Bunker One (BO), a global physical fuel supply network.

The terms of the 10-year definitive agreement are as follows:

■	Vertex has agreed to a supply and offtake agreement under which Bunker One, through its US subsidiary, Bunker One USA, Inc. (BO), will have the exclusive right to purchase 100% of Vertex’s Marrero, Louisiana refinery’s marine fuel production through December 2029. This arrangement provides BO customers a consistent supply of high-quality marine fuel, on-demand, while providing Vertex with surety of off-take for the entirety of its marine fuel supply during the next decade. This agreement includes provisions under which Vertex may supply BO proportionally all current and future (incremental) marine fuel production from both the Marrero refinery and the TCEP facility located in Baytown, Texas. Under the agreement, Vertex is also assuming oversight responsibilities for re-supply and delivery operations. In addition to the current and future Vertex production, this agreement allows for the long term development of additional strategic third-party supply from other sources of production managed by Vertex.

■	BO has agreed to purchase Vertex’s marine fuel production at fair market transfer prices. Under the agreement, BO will purchase marine fuel from Vertex at a negotiated price correlated to Platts-based benchmarks.

■	BO has agreed to provide Vertex the right to extend a net profit-sharing agreement to any port in North America that BO determines to sell marine fuel through in the future. Under the agreement, in the event that Vertex exercises those rights and the agreement is extended to such new port, Vertex will be entitled to net profits on each barrel of marine fuel sold by BO in such future North America ports.

■	BO has purchased $5 million of Vertex’s securities. The investment by Bunker One has been made by the purchase of securities held by existing equity holders.

“Our strategic alliance with Bunker One represents a tremendous growth opportunity for Vertex, one that has the potential to transform our business in the years ahead,” stated Benjamin P. Cowart, Chairman and CEO of Vertex, who continued, “Over the last three years, under a prior agreement, our companies have worked closely to develop the foundation for this mutually beneficial long-term opportunity. This relationship not only ensures a long-term sales and marketing channel for 100% of our current marine fuel production at fair market prices, it also provides us surety of off-take for incremental marine fuel production in future years, while allowing us to participate as a minority partner in Bunker One’s entire North American marine fuel bunkering business. BO has further memorialized its long-term commitment to Vertex through a non-dilutive equity investment in our Company, aligning their interests with those of both our management team and our shareholders. We look forward to providing additional details on our collective strategy on our year-end results conference call in early 2020.”

Carlos Gilberto Torres Padilla, Global Head of Physical at Bunker One, stated, “We are very excited about our strategic alliance with Vertex. During the last several years, Sara Shipman Myers, Managing Director of Bunker One (USA), and her team have worked very closely with Vertex, and the commitment from our Group to Vertex reflects the results of their hard work. We believe this relationship strengthens our ability to meet our customer demands for IMO compliant fuels for years to come serving as an excellent foundation for our business in the United States going forward.”

Peter Zachariassen, Global Director at Bunker One added, “We have a determined focus on expanding our Global Physical Supply network and are constantly looking for new growth opportunities. The United States is and will always be one of our core markets and we continue to see growth potential in the coming years. The evolution of our relationship with Vertex is a great example of our expansion strategy in action. The importance of the deep local knowledge, together with a perfect partnership, is the key to success – local expertise strengthens our position as a global player, which is exactly what we have promised our customers.”

Additional information regarding this transaction is included in a Current Report on Form 8-K filed by Vertex with the Securities and Exchange Commission.

About Bunker One

Bunker One is a global physical supply network, offering seamless and streamlined bunkering. With more than 140 bunkering experts spread all over the world in 22 locations, it offers its customers unique insights and high-quality products wherever they are 24/7/365. Bunker One’s 2020 know-how helps its customers succeed and drive their business forward in an industry in transformation. Bunker One is based in Middelfart, Denmark, and is part of Bunker Holding Group. Learn more at www.bunkerone.com.

About Vertex Energy Inc.

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex has operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, which include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Investor/Media Contact

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com